Exhibit 99.1

Dear Stockholder,

Since my October letter, we have made several important announcements related to your investment in InvenTrust Properties Corp.:

1.      Our intent to spin off our “non-core” assets into a stand-alone REIT to be called Highlands REIT, Inc.

2.      An agreement to sell our student housing platform for $1.4 billion.

3.      The deferral of the publication of a new estimated share value due to the foregoing transactions.

4.      An update on the estimated tax impact of the Xenia distribution.

The anticipated spin-off of Highlands REIT and disposition of our student housing platform, each of which is described in more detail below, will mark the culmination of our portfolio evolution strategy to focus our energies on our multi-tenant retail platform. As a single-asset, pure-play retail company, we will continue to focus on our retail financial performance and growth, and continue rotating capital out of our “non-strategic” retail assets in less desirable markets into retail assets in markets with population, job and wage growth, along with expected above-average net operating income increases.

Spin Off of Non-Core Assets – Highlands REIT

On December 23, 2015, we announced our intent to spin off our non-core assets into a stand-alone company to be called Highlands REIT, Inc. Upon completion of the proposed separation and distribution from InvenTrust, Highlands REIT will be an independent, self-managed, non-traded REIT with a dedicated management team focused on the Highlands’ portfolio. Following the distribution, InvenTrust stockholders will own shares in both InvenTrust and Highlands. The number of InvenTrust shares held by stockholders will not change as a result of the distribution of Highlands’ common stock.

Through this spin-off, we expect Highlands REIT will be better-positioned to provide stockholders with a return of their investment by liquidating and distributing net proceeds from the disposition of Highlands’ assets in a more efficient manner. InvenTrust currently expects the spin-off to be completed in the next four to five months.

Highlands’ portfolio is expected to consist of seven office assets, two industrial assets, six retail assets, two correctional facilities, four parcels of unimproved land and one bank branch. InvenTrust anticipates that the spin-off will be effected by means of a pro rata distribution by InvenTrust of 100% of the outstanding shares of Highlands common stock. This will occur on a distribution date to be set by InvenTrust’s Board of Directors in the future by way of a special distribution to InvenTrust stockholders of record on the record date of the distribution.

Each InvenTrust stockholder will be entitled to receive a to-be-determined number of shares of Highlands common stock for a to-be-determined number of shares of InvenTrust common stock held by each stockholder at the close of business on the record date of the distribution. Although the distribution of the outstanding shares of Highlands common stock will be in the form of a taxable distribution to InvenTrust stockholders, InvenTrust does not anticipate recognizing a taxable gain as a result of the distribution. InvenTrust anticipates that the spin-off and distribution of Highlands common stock will not increase the amount of dividend income stockholders would have recognized if the distribution had not occurred, if the stockholder owns InvenTrust stock for the entire year in which the distribution occurs.

The completion of the spin-off will be subject to conditions and approvals, including, among others, the registration statement on Form 10 being declared effective by the Securities and Exchange Commission (“SEC”) and final approval of the spin-off and related transactions by the InvenTrust Board of Directors. For complete details on the spin-off, please review the Form 10 filed by Highlands on the SEC’s website – www.sec.gov.

Agreement to Sell University House Platform for $1.4 billion

On January 4, 2016, we announced that we entered into a definitive purchase agreement with UHC Acquisition Sub LLC, a subsidiary of a joint venture formed between Canada Pension Plan Investment Board, GIC and the Scion Communities Investors LLC, under which the joint venture’s subsidiary will acquire InvenTrust’s student housing platform, University House Communities Group Inc. The agreement’s gross all-cash value is $1.4 billion. Under the terms of the agreement, the final net proceeds will be determined at the closing of the transaction following the determination of several events and closing considerations.

The sale of our student housing platform is a great example of our ability to complete large, complex transactions. After a thorough assessment of the landscape for student housing, we believe now is the right time to sell our student housing platform. While University House has been a valuable component of InvenTrust’s portfolio, we are very excited about this transaction, which represents the conclusion of a robust evaluation process to maximize the value we receive for the platform. The selling price for this portfolio is above our investment value for the assets. The transaction is expected to close in mid-2016 subject to certain closing conditions. InvenTrust intends to explore all options regarding the use of the net proceeds from the University House transaction.

Estimated Share Value & Distributions

InvenTrust is deferring the publication of a new estimated share value until closer proximity to the completion of the foregoing transactions, which are expected to occur in the next four to six months. InvenTrust has engaged an independent, third-party valuation firm to assist in the valuation. The valuation firm will provide a detailed explanation of the valuation method, analysis and process used to estimate a new per share value. As a result of the spin-off of Highlands, InvenTrust expects the value of the shares of InvenTrust stock to be lower immediately following the transaction, as the value of the InvenTrust stock will no longer reflect the value of the Highlands portfolio. Once the new estimated share value is determined, InvenTrust will file a Current Report on Form 8-K and disclose to stockholders how the estimated share value was calculated and determined.

Following the Highlands spin-off and completion of the student housing transaction, InvenTrust anticipates distribution payments to decrease because the University House assets produced significant cash flow for InvenTrust. InvenTrust plans to announce a new sustainable distribution correlated to the cash generated from the remaining portfolio of assets.

Update on Estimated Tax Impact of Xenia Distribution

As previously disclosed on February 9, 2015, InvenTrust completed the spin-off of Xenia Hotels & Resorts, Inc. (“Xenia”) (NYSE: XHR) on February 3, 2015 through the pro-rata distribution by InvenTrust of 95% of the outstanding common stock of Xenia to holders of record of InvenTrust’s common stock as of the close of business on January 20, 2015, the spin-off record date. Each holder of record of InvenTrust’s common stock received one share of Xenia’s common stock for every eight shares of InvenTrust’s common stock.

For U.S. federal income tax purposes, InvenTrust’s distributions of cash and property, including the distributed Xenia shares, are treated as taxable dividends to the extent of InvenTrust Properties Corp.’s earnings and profits (“E&P”). Although InvenTrust previously estimated the Xenia transaction would result in a significant gain, real estate property sales and internal company restructurings have significantly offset that gain. As a result, InvenTrust currently estimates that it has recognized E&P of approximately $0.12 per InvenTrust share attributable to those non-reoccurring transactions in 2015. InvenTrust has not estimated the E&P in 2015 created by its ordinary operations.

InvenTrust’s E&P for 2015 will depend upon all of InvenTrust’s activities in 2015, including both its non-reoccurring transactions and ordinary operations. As a result, the actual amount of InvenTrust’s E&P, the taxable portion of its cash and property distributions, including the distribution of Xenia shares, and the non-taxable return of capital will not be available until early 2016.

Cash Distribution

Enclosed is a check for your cash distribution equaling $0.0325 per share for the fourth quarter of 2015. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check. As always please feel free to contact us at 855-377-0510 or investorrelations@inventrustproperties.com with any questions.

Sincerely,

INVENTRUST PROPERTIES CORP.

Thomas P. McGuinness

President, CEO

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about our plans and strategies and future events, including the sale of the student housing platform and proposed spin-off of our “non-core” assets; the anticipated timing to close the spin-off and University House transactions; anticipated tax consequences of the spin-off; the retail strategy; and anticipated timing with respect to publishing our new estimated share value, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain and involve known and unknown risks that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, among others, if the SEC fails to declare Highlands’ preliminary registration statement on Form 10 effective in a timely manner or at all; our current expectations with respect to the timing of the potential spin-off and/or the potential failure to satisfy closing conditions with respect to the transaction; InvenTrust’s board of directors may determine that the completion of the spin-off is not in our best interests and determine not to consummate the spin-off; our ability to execute on our strategy; the timing of our new estimated share value; Highlands’ ability (or lack thereof) to operate successfully as a self-managed REIT and execute on its strategy; our ability to return value to our stockholders and the availability of cash flow from operating activities to fund distributions. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in the preliminary registration statement on Form 10 filed with the Securities and Exchange Commission by Highlands REIT, Inc. and InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.